Exhibit 9.4

                  FIRST AMENDMENT TO FINANCIAL AGENT AGREEMENT

     THIS AMENDMENT made effective as of the 1st day of January, 1997 amends that certain Financial Agent Agreement dated December 11, 1996 by and among the following parties (the "Agreement") as hereinbelow provided.

                              W I T N E S S E T H :

     WHEREAS, due to a scrivener's error, the Phoenix Convertible Fund Series was incorrectly classified as an "Equity" series rather than a "Balanced" series for purposes of applying the minimum fee; and

     WHEREAS, the parties wish to correct this error and correctly classify the Phoenix Convertible Fund Series as a "Balanced" series:

     NOW, THEREFORE, in consideration of the foregoing premises, Schedule A to the Agreement is hereby replaced with "Revised Schedule A" attached hereto and made a part hereof. Except as hereinabove provided, the Agreement shall be and remain unmodified and in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers on this 26th day of February, 1997.

                    PHOENIX CALIFORNIA TAX EXEMPT BONDS, INC.
                    PHOENIX INCOME AND GROWTH FUND
                    PHOENIX MULTI-PORTFOLIO FUND
                    PHOENIX MULTI-SECTOR FIXED INCOME FUND, INC.
                    PHOENIX MULTI-SECTOR SHORT TERM BOND FUND
                    PHOENIX SERIES FUND
                    PHOENIX STRATEGIC ALLOCATION FUND, INC.
                    PHOENIX STRATEGIC EQUITY SERIES FUND
                    PHOENIX WORLDWIDE OPPORTUNITIES FUND


                   By: /s/ Philip R. McLoughlin
                      --------------------------------
                      Philip R. McLoughlin
                      President (as to all)

                   PHOENIX EQUITY PLANNING CORPORATION


                   By: /s/ David R. Pepin
                      --------------------------------
                      David R. Pepin
                      Executive Vice President

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                               REVISED SCHEDULE A

                                  FEE SCHEDULE

                FEE INFORMATION FOR SERVICES AS FINANCIAL AGENT

     Annual Financial Agent Fees shall be based on the following formula:

     (1) An incremental schedule applies as follows:

  Up to $100 million:              5 basis points on average daily net assets
  $100 million to $300 million:    4 basis points on average daily net assets
  $300 million thru $500 million:  3 basis points on average daily net assets
  Greater than $500 million:       1.5 basis points on average daily net assets

        A minimum fee will apply as follows:

        Money Market            $35,000
        Equity                  $50,000
        Balanced                $60,000
        Fixed Income            $70,000
        International           $70,000
        REIT                    $70,000

     (2) An additional charge of $12,000 applies for each additional class of shares above one, over and above the minimum asset-based fee previously noted.

     The following tables indicates the classification and effective date for each of the applicable fund/series/portfolio:

        Classification      Series Name
        --------------      -----------

        Money Market        Phoenix Money Market Fund Series

        Equity              Phoenix Aggressive Growth Fund Series
                            Phoenix Endowment Equity Portfolio
                            Phoenix Equity Opportunities Fund
                            Phoenix Growth Fund Series
                            Phoenix Micro Cap Fund
                            Phoenix Mid Cap Portfolio
                            Phoenix Small Cap Fund
                            Phoenix Strategic Theme Fund


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        Classification      Series Name
        --------------      -----------

        Balanced            Phoenix Balanced Fund Series
                            Phoenix Convertible Fund Series
                            Phoenix Income and Growth Fund
                            Phoenix Strategic Allocation Fund, Inc.

        Fixed Income        Phoenix California Tax Exempt Bonds, Inc.
                            Phoenix Diversified Income Portfolio
                            Phoenix Emerging Markets Bond Portfolio
                            Phoenix High Yield Fund Series
                            Phoenix Multi-Sector Fixed Income Fund, Inc.
                            Phoenix Multi-Sector Short Term Bond Fund
                            Phoenix Tax-Exempt Bond Portfolio
                            Phoenix U.S. Government Securities Fund Series

        International       Phoenix International Portfolio
                            Phoenix Worldwide Opportunities Fund

        REIT                Phoenix Real Estate Securities Portfolio